UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2009

DAIS ANALYTIC CORPORATION

(Exact name of Registrant as specified in its charter)

New York	000-53554	14-760865
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11552 Prosperous Drive

Odessa, Florida 33556

(Address of principal executive offices) (Zip code)

(727) 375-8484

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On September 30, 2009, an investor elected to convert his 9% secured convertible note and the related accrued interest in the amounts of $57,866 into 289,329 shares of Company’s Common Stock. Said investor also received an additional five-year warrant to purchase up to 25,000 shares of Common Stock, at an exercise price of $.75 per share in consideration for converting his 9% secured convertible note. The warrant is immediately exercisable and subject to adjustment for standard anti-dilution events. The Common Stock was issued pursuant to exemption from registration under Section 4(2) of the Securities Act.

On October 9, 2009, four investors elected to convert their 9% secured convertible notes and the related accrued interest in the amounts of $174,349, $638,693, $28,859 and $57,989 into 871,746, 3,193,466, 144,295 and 289,945 shares of Company’s Common Stock, respectively. Said investors also received an additional five-year warrant to purchase up to 75,000, 275,000, 12,500 and 25,000 shares, respectively, of Common Stock, at an exercise price of $.75 per share in consideration for converting their 9% secured convertible note. The warrant is immediately exercisable and subject to adjustment for standard anti-dilution events. The Common Stock was issued pursuant to exemption from registration under Section 4(2) of the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 15, 2009, Harold N. Mandelbaum resigned as Chief Financial Officer of Dais Analytic Corporation (the “Company”). Mr. Mandelbaum’s resignation is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On October 15, 2009, the Company’s board of directors appointed Judith C. Norstrud, CPA, age 40, to the position of Chief Financial Officer of the Company.

Prior to her position with the Company, from June 2002 until the date of this Report, Ms. Norstrud owned and managed Norco Accounting & Consulting, Inc., an accounting and consulting firm specializing in providing temporary/interim Controllers and Chief Financial Officers, controller oversight and other general financial consulting services to a variety of public, private and not for profit companies . She intends to continue to operate Norco Accounting and Consulting, Inc. From 1999 until 2002, Ms. Norstrud worked for Pender, Newkirk & Company CPAs as manager in assurance services. From 1996 until 1999, Ms. Norstrud worked at PricewaterhouseCoopers, LLP as a senior associate in business assurance. From 1992 until 1996, Ms. Norstrud worked at Fraiser & Company as a senior associate in financial statement auditing.

Ms. Norstrud earned a BS in Accounting in 1990 and her Master of Accounting in 1992 from the University of South Florida. Ms. Norstrud is a licensed CPA in the State of Florida and a member of the American Institute of Certified Public Accounts.

On October 15, 2009, the Company and Ms. Norstrud entered into an Employee Non Disclosure and Non Compete Agreement, pursuant to which the Company agreed to retain Ms. Norstrud, and Ms Norstrud agreed to perform as the Company’s Chief Financial Officer. In consideration for Ms. Norstrud’s services, the Company will pay Ms. Norstrud (i) a month salary of $4,167 and (ii) a ten-year non-qualified option to purchase up to 200,000 shares of the Company’s Common Stock pursuant to the Company’s 2000 Incentive Plan, at an exercise price of $.45 per share, with such options vesting 50,000 shares every three months from the grant date. The Agreement may be terminated, with or without cause, by either party upon written notice and is such options are exercisable for up to one year after termination.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employee Non Disclosure and Non Compete Agreement by and between Judith Norstrud and the Registrant

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAIS ANALYTIC CORPORATION

October 16, 2009	By:	/S/ TIMOTHY TANGREDI
Timothy Tangredi
Chief Executive Officer, President and Chairman